Exhibit 10.5

PROMISSORY NOTE

$30,000.00	Baton Rouge, Louisiana
September 9, 2005

FOR VALUE RECEIVED, on or before September 15, 2005 as set forth below, First Responder Systems & Technology, Inc (“Company”), promises to pay to the order of Jay Roccaforte the principal sum of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00) at the rate of eighteen percent (18%) per annum from date until paid.

In consideration of this note, Company shall pay a fee to Jay Roccaforte of $900.00. This fee shall be payable out of the proceeds of this note.

This Note shall become immediately due upon the sale by the Company of at least $3 million in debentures or notes and shall be paid from those proceeds.

In case this Note should be placed in the hands of an attorney-at-law to institute legal proceedings to recover the amount hereof or any part hereof, in principal or interest, or to protect the interests of the holder or holders hereof, or in case the same should be placed in the hands of an attorney for collection, compromise or other action, the Maker of this Note hereby agrees to pay the reasonable fee of the attorney who may be employed for that purpose, which fee shall not exceed ten percent (10%) on the amount due or sued for or claimed or sought to be protected, preserved or enforced.

The Maker of this Note hereby waives presentment for payment, demand, notice of nonpayment, protest, and all pleas of division and discussion, and agrees that the time of payment hereof may be extended from time to time, one or more times, without notice of such extension, or extensions and without previous consent, hereby binding itself for the payment hereof in principal, interest, costs and attorney’s fees. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

This note is convertible into membership shares of the Maker at a price of $5,000 per membership interest. The conversion price of the shares shall be proportionally adjusted to reflect any mergers or restructuring.

/s/ Thomas Anderson
Thomas Anderson, COO
First Responders Systems & Technology, Inc.
Sept. 23, 2005